ebank.com Restructures Senior Management

Board of Directors Names James L. Box CEO; Board Member Bremer Named Chairman

ATLANTA, July 28 /PRNewswire/ -- In a move to respond to the uncertainty of the capital markets, the Board of Directors of ebank.com, Inc. (OTC Bulletin Board:
EBDC - news) today announced that it has restructured the company's executive management team.

James L. Box, an experienced financial services executive, has been appointed Chief Executive Officer of ebank.com, Inc., and will also serve as Chief
Financial Officer. Gary Bremer, one of the founders of the bank and Vice-Chairman of the Board, has been named Chairman of the Board, replacing Richard Parlontieri, who resigned to pursue other interests. Louis J. Douglass III will continue to serve as the president of ebank.com, Inc.

"Financial services companies are operating in a difficult market environment, and the challenges are compounded when you are also trying to invest in building a leading Internet service," said Bremer. "While we continue to pursue opportunities to grow our core business by focusing on small business customers and the Internet as one of our delivery channels, we will reevaluate certain strategies to emphasize our traditional banking business and reduce costs." "We are not a dot.com company with an Internet-only strategy," added Louis J. Douglass III. "ebank.com, Inc. has a healthy traditional banking business with strong asset and deposit growth. We plan to continue building that business at the regional level, while developing strategies to cost efficiently attract those customers nationwide who prefer to do their banking on the Internet." "I am looking forward to building on the early success of the technology and marketing investments that have been made in ebank.com, Inc. to help the company reach its full potential," said Box, who is 53 and a resident of Atlanta, Georgia. "To do this, we must continue to be innovative and focused on our long-term vision and the right business strategies, while maintaining strong operational and financial controls."

"We have had to eliminate some senior level positions and begin reevaluating certain business strategies," continued Box. "Implementing effective cost reduction measures will allow us to allocate resources to the areas with the greatest potential for achieving our objective to provide quality banking products and services to existing and potential customers, whether its through our brick and mortar facilities or the Internet."

During his 30 years in the financial services industry, Mr. Box has also held several senior level banking positions at Georgia Federal Bank, First Union National Bank and First Georgia Bank, where his career was centered in finance and operations. Most recently, Mr. Box served as President of Ashford Investment Group, a financial services consulting firm he founded in 1997, where he provided corporate development services to such clients as Vestcom International, Novus Systems, Inc., Bell & Howell, Lason and F.Y.I Inc. Mr. Box was also Senior Vice President and Director of Corporate Development at First Image Management Company, where he was responsible for creating and implementing the company's business diversification strategy, including the general management of the operations and financials of First Image's new business units.

About ebank.com, Inc.

Based in Atlanta, GA, ebank.com, Inc., a unitary thrift holding company, is tailored to serve the financial needs of small businesses through the ebank centers and the Internet. Through its subsidiary thrift, ebank, the company provides a broad array of financial products and services to its small business and retail customers, including its checking accounts, money markets, CDs, ATM cards,


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equipment leasing,  home loans,  commercial loans, credit cards and bill payment services. For more information, visit http://www.ebank.com.

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective, such as statements relating to ebank.com's future business strategies. These statements are based on many assumptions and estimates, many of which are beyond ebank.com's control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate," as well as similar expressions, identify such forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or expectations of ebank.com and its management. These forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of risks such as (1) ebank.com's limited operating history; (2) whether ebank.com can successfully implement its new business strategies; and (3) whether ebank.com can manage its projected growth.